Exhibit 10.8

Execution Version

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT (this “Amendment”), dated as of October 15, 2015, is made by and between SUMMIT MIDSTREAM HOLDINGS, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), each of the Guarantors party hereto (the “Guarantors”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) under the hereinafter-defined Credit Agreement, and the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent (as successor in interest to The Royal Bank of Scotland plc) and the lenders from time to time party thereto (the “Lenders”) have entered into a Second Amended and Restated Credit Agreement dated as of November 1, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower, the Guarantors and the Collateral Agent have entered into an Amended and Restated Guarantee and Collateral Agreement dated as of November 1, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”);

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrower, the Guarantors, the Administrative Agent and the undersigned Required Lenders do hereby agree as follows:

1.                                      Amendments to Credit Agreement.

(a)                                 Section 1.02 of the Credit Agreement is hereby amended as follows:

(i)                                     Each of the following definitions are amended and restated in their entirety as follows:

“Acquisition Period” shall mean a period elected by the Borrower, with each such election to be exercised by the Borrower delivering written notice thereof to the Administrative Agent (who shall thereafter promptly notify the Lenders), (x) commencing with the funding of the purchase price for any Permitted Business Acquisition hereunder and ending on the earlier of (a) the date that is 270 days after the date of such funding, and (b) the Borrower’s election to terminate such Acquisition Period, such election to be exercised by the Borrower delivering notice thereof to the Administrative Agent (who shall thereafter promptly notify the Lenders); and (y) commencing upon the Borrower’s election on or after the date of the acquisition of Equity Interests in any one or more Ohio Joint Ventures, the aggregate cost of which exceeds $25,000,000, and ending on the earlier of (a) the date that is 270 days after the date of such election, and (b) the Borrower’s election to terminate such Acquisition Period, such election to be exercised by the Borrower delivering notice thereof to the Administrative Agent (who shall thereafter promptly notify the Lenders); provided, that, (i) once any Acquisition Period is in effect, the next Acquisition Period may not commence until the termination of such Acquisition Period then in effect and (ii) after giving effect to the termination of such Acquisition Period in effect, the Borrower shall be in compliance, on a Pro Forma Basis, with the Financial Performance Covenants and no Event of Default shall have occurred and be continuing.

“Agreement” shall mean this Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated, including, without limitation, by the First Amendment.

“Consolidated Debt” at any date shall mean (without duplication) all Indebtedness consisting of Capital Lease Obligations, Indebtedness for borrowed money (other than letters of credit and performance bonds to the extent undrawn), Indebtedness consisting of Letters of Credit issued at the request of a Loan Party on the behalf of an entity that is neither a Loan Party nor a Restricted Subsidiary and Indebtedness in respect of the deferred purchase price of property or services of the Borrower and the Restricted Subsidiaries determined on a consolidated basis on such date.

“Consolidated Net Income” shall mean, for any period, the aggregate of the Net Income of the Borrower, the Restricted Subsidiaries and the Included Entities for such period determined on a consolidated basis; provided, that

(a)                                 any net after-tax extraordinary, unusual or nonrecurring gains or losses (less all fees and expenses related thereto) or income or expenses or charges (including, without limitation, any pension expense, casualty losses, severance expenses, facility closure expenses, system establishment costs, mobilization expenses that are not reimbursed and other restructuring expenses, benefit plan curtailment expenses, bankruptcy reorganization claims, settlement and related expenses and fees, expenses or charges related to any offering of Equity Interests of the Borrower, any Restricted Subsidiary or any Included Entity, any Investment,

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acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including all fees, expenses, charges and change of control payments related to the Transaction), in each case, shall be excluded; provided, that, with respect to each unusual or nonrecurring item, the Borrower shall have delivered to the Administrative Agent a certificate executed by a Financial Officer specifying and quantifying such item and stating that such item is an unusual or nonrecurring item,

(b)                                 any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded,

(c)                                  any net after-tax gain or loss (including the effect of all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the board of directors (or equivalent governing body) of the General Partner) shall be excluded,

(d)                                 any net after-tax income or loss (including the effect of all fees and expenses or charges relating thereto) attributable to the refinancing, modification of or early extinguishment of indebtedness (including any net after-tax income or loss attributable to obligations under Swap Agreements) shall be excluded,

(e)                                  Consolidated Net Income for such period of the Borrower shall be increased to the extent of the amount of cash dividends or cash distributions or other payments paid in cash (or to the extent converted into cash) to the Borrower or a Restricted Subsidiary thereof in respect of such period to the extent that such cash dividends or cash distributions or other payments paid in cash do not exceed the Borrower’s proportional share in the EBITDA of such Person (calculated based on Borrower’s and any Restricted Subsidiary’s aggregate percentage ownership of the total outstanding Equity Interests of such Person) for (1) any such period ending on or prior to September 30, 2018, from any Person that is not (i) a Restricted Subsidiary, (ii) an Ohio Joint Venture or (iii) an Included Entity, or that is accounted for by the equity method of accounting and (2) any such period ending after September 30, 2018, from any Person that is not (i) a Restricted Subsidiary or (ii) an Included Entity, or that is accounted for by the equity method of accounting;

(f)                                   the Net Income for such period of any Included Entity shall be an amount equal to the product of the Net Income of such

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Included Entity for such period multiplied by the Borrower’s or any Restricted Subsidiary’s percentage ownership of the total outstanding Equity Interests of such Included Entity,

(g)                                  Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(h)                                 any noncash charges from the application of the purchase method of accounting in connection with the Transactions or any future acquisition, to the extent such charges are deducted in computing such Consolidated Net Income, shall be excluded,

(i)                                     accruals and reserves that are established within twelve months after the Restatement Date and that are so required to be established in accordance with GAAP shall be excluded,

(j)                                    any noncash expenses (including, without limitation, writedowns and impairment of property, plant, equipment, goodwill and intangibles and other long-lived assets), any noncash gains or losses on interest rate and foreign currency derivatives and any foreign currency transaction gains or losses and any foreign currency exchange translation gains or losses that arise on consolidation of integrated operations shall be excluded, and

(k)                                 Consolidated Net Income for such period shall be increased to the extent of any increase in the amount of deferred revenue for such period (as compared with the preceding period), and decreased to the extent of any decrease in the amount of deferred revenue for such period (as compared with the preceding period).

“EBITDA” shall mean, with respect to the Borrower, the Restricted Subsidiaries and the Included Entities on a consolidated basis for any period, the Consolidated Net Income of such Persons for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (xii) of this clause (a) reduced such Consolidated Net Income for the respective period for which EBITDA is being determined (but excluding any noncash item to the extent it represents an accrual or reserve for a potential cash charge in any future period or amortization of a prepaid cash item that was paid in a prior period)):

(i)                                     provision for Taxes based on income, profits, losses or capital of such Persons for such period (adjusted for the tax effect of all adjustments made to Consolidated Net Income),

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(ii)                                  Interest Expense of such Persons for such period (net of interest income of such Persons for such period) and to the extent not reflected in Interest Expense, costs of surety bonds in connection with financing activities,

(iii)                               depreciation, amortization (including, without limitation, amortization of intangibles and deferred financing fees) and other noncash expenses (including, without limitation write-downs and impairment of property, plant, equipment, goodwill and intangibles and other long-lived assets and the impact of purchase accounting on such Persons for such period),

(iv)                              the amount of any restructuring charges (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost or excess pension, other post-employment benefits, curtailment or other excess charges); provided, that with respect to each such restructuring charge, the Borrower shall have delivered to the Administrative Agent a Responsible Officer’s certificate specifying and quantifying such expense or charge and stating that such expense or charge is a restructuring charge,

(v)                                 any other noncash charges,

(vi)                              equity earnings or losses in Affiliates unless funds have been disbursed to such Affiliates by such Persons,

(vii)                           other nonoperating expenses,

(viii)                        the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any Subsidiary of the Borrower that is not a Subsidiary Loan Party or an Included Entity in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties,

(ix)                              costs of reporting and compliance requirements pursuant to the Sarbanes-Oxley Act of 2002 and under similar legislation of any other jurisdiction,

(x)                                 accretion of asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations and under similar requirements for any other jurisdiction,

(xi)                              extraordinary losses and unusual or nonrecurring cash charges, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans,

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(xii)                           restructuring costs related to (A) acquisitions after the date hereof permitted under the terms hereof and (B) closure or consolidation of facilities, and

(xiii)                        to the extent applicable and solely for the purpose of determining compliance with the Financial Performance Covenants and not for any other purpose for which EBITDA is calculated under this Agreement, any Specified Equity Contribution solely to the extent permitted to be included in this calculation pursuant to the definition of “Specified Equity Contribution”;

minus (b) to the extent such amounts increased such Consolidated Net Income for the respective period for which EBITDA is being determined, noncash items increasing Consolidated Net Income for such period (but excluding any such items which represent the reversal in such period of any accrual of, or cash reserve for, anticipated cash charges in any prior period where such accrual or reserve is no longer required); provided that EBITDA for any period may include, at the Borrower’s option, Material Project EBITDA Adjustments for such period.

Notwithstanding anything herein to the contrary, the sum of (A) all Material Project EBITDA Adjustments for any period, (B) all EBITDA for such period that is attributable to Included Entities and (C) all payments described in clause (e) of the definition of “Consolidated Net Income” included in EBITDA for such period, shall not exceed 20% of Unadjusted EBITDA for such period.

For each calculation period ending on or prior to September 30, 2018, EBITDA of the Borrower shall be increased by an amount equal to (a) the product of (A) the aggregate percentage of Equity Interests held by the Borrower and the Restricted Subsidiaries in each Ohio Joint Venture multiplied by (B) such Ohio Joint Venture’s EBITDA, calculated as if it were a Restricted Subsidiary; provided, that at all times in the relevant calculation period, (x) the Ohio Joint Ventures do not at any time incur or have, in the aggregate, greater than U.S.$5 million of indebtedness for borrowed money or material Liens outside of the ordinary course of business, (y) the Equity Interests of the Ohio Joint Ventures that are not owned by the Borrower or a Restricted Subsidiary have no preferential rights to dividends or other distributions over the Equity Interests owned by the Borrower or a Restricted Subsidiary and (z) the Borrower’s and each applicable Restricted Subsidiary’s Equity Interests in the Ohio Joint Ventures are pledged in accordance with the Collateral and Guarantee Requirements.

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“Excluded Assets” shall mean (a) Equity Interests in any Person (other than (i) the Borrower, any Subsidiary Loan Party, any Wholly Owned Subsidiary or any Included Entity and (ii) the Ohio Joint Ventures, to the extent owned by a Loan Party) to the extent not permitted to be pledged by the terms of such Person’s constitutional or joint venture documents (and, to the extent any such prohibition or limitation is removed or the applicable Person has obtained any required consents to eliminate or waive any such restrictions, such Equity Interests shall cease to be Excluded Assets), (b) Equity Interests constituting an amount greater than 65% of the voting Equity Interests of any Foreign Subsidiary or any Domestic Subsidiary substantially all of which Subsidiary’s assets consist of the Equity Interest in “controlled foreign corporations” under Section 957 of the Code, (c) Equity Interests or other assets that are held directly by a Foreign Subsidiary and (d) any “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, unless and until an “Amendment to Allege Use” or a “Statement of Use” under Section 1(c) or Section 1(d) of the Lanham Act has been filed, solely to the extent that such a grant of a security interest therein prior to such filing would impair the validity or enforceability of any registration that issues from such “intent to use” application.

“Lien” shall mean, with respect to any Property, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) any arrangement to provide priority or preference, (c) any financing statement filed in any jurisdiction in the nature of or evidencing a security interest or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority, including any easement, right or way or other encumbrance on any Real Property, including any portion of or all of the Gathering System, in each of the foregoing cases described in clauses (a), (b) and (c) whether voluntary or involuntary or imposed by law, and any agreement to give any of the foregoing; (d) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property and (e) in the case of securities (other than securities representing an interest in a joint venture that is not a Subsidiary of the Borrower), any purchase option, call or similar right of a third party with respect to such securities.

“Material Contracts” shall mean, collectively, (a) each Gathering Agreement, (b) each Ohio Joint Venture’s articles or certificate of formation or the limited liability company agreement, and (c) any

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contract or other arrangement, whether written or oral, to which the Borrower or any Subsidiary Loan Party is a party as to which (individually or together with all contracts that have been terminated, cancelled or not renewed or are reasonably expected to be breached, not performed, cancelled or not renewed as of any date of determination) the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect, each as amended, restated, supplemented or otherwise modified as permitted hereunder, and whether such contract or arrangement exists as of the Restatement Date or is entered into thereafter.

“Revolving L/C Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.05, as such commitment may be (a) ratably reduced from time to time upon any reduction in the Revolving Facility Commitments pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Issuing Bank under Section 9.04 and (c) otherwise modified as permitted by this Agreement. The amount of each Issuing Bank’s Revolving L/C Commitment as of the Restatement Date is set forth in Schedule 2.01, or in the Assignment and Acceptance pursuant to which any Lender that becomes an Issuing Bank shall have assumed its Revolving L/C Commitment, as applicable. Notwithstanding anything herein to the contrary, the aggregate amount of the Revolving L/C Commitment of the Issuing Banks shall not exceed U.S.$40.0 million.

“Unadjusted EBITDA” shall mean, for any period, the EBITDA for such period, determined without including any Material Project EBITDA Adjustments, any EBITDA attributable to an Included Entity, any EBITDA attributable to any Ohio Joint Venture or any EBITDA attributable to any payment described in clause (e) of the definition of “Consolidated Net Income”, in each case for such period.

(ii)                                  By adding the following defined terms in appropriate alphabetical order:

“First Amendment” shall mean that certain First Amendment to Second Amended and Restated Credit Agreement and Amended and Restated Guarantee and Collateral Agreement dated as of October 15, 2015, by and among the Borrower, the Subsidiary Loan Parties, the MLP Entity, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

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“First Amendment Effective Date” shall mean first date on which conditions specified in Section 3 of the First Amendment having been satisfied.

“Ohio Joint Ventures” shall mean, collectively, Ohio Gathering Company, L.L.C. and Ohio Condensate Company, L.L.C., and each individually, an “Ohio Joint Venture”.

(b)                            The proviso in Section 3.11 of the Credit Agreement is hereby amended and restated in its entirely as follows:

“provided, that, with respect to this clause (d), except as otherwise expressly permitted by Section 6.04 of this Agreement, in no case shall an entity that is not a Loan Party or a Restricted Subsidiary have a Letter of Credit issued on its behalf.”

(c)                             Section 5.04(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(e)(i) upon the consummation of any Permitted Business Acquisition, any Investment in a joint venture (including an Ohio Joint Venture) permitted by Section 6.04, the acquisition of any Restricted Subsidiaries or any Person becoming a Restricted Subsidiaries in each case if the aggregate consideration for such transaction exceeds U.S.$25.0 million, or upon the reasonable request of the Administrative Agent (but not, in the case of such request, more often than annually), an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received regarding such entity, pursuant to Section 4.02(e), this paragraph (e) or Section 5.10(f) and (ii) on or before the first day of any Acquisition Period, a certificate of a Responsible Officer certifying (A) in the case of an Acquisition Period described in clause (x) of the definition of “Acquisition Period,” compliance with the requirements of the definition of “Permitted Business Acquisition”, setting forth calculations demonstrating compliance with the Financial Performance Covenants and stating the consideration paid in connection with such acquisition, or (B) in the case of an Acquisition Period described in clause (y) of the definition of “Acquisition Period,” compliance with the requirements of either Section 6.04(q) or 6.04(r), as applicable, setting forth calculations demonstrating compliance with the Financial Performance Covenants and stating the consideration paid in connection with such Investment;”

(d)                            Section 6.01(p) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(p) Guarantees of Indebtedness of Unrestricted Subsidiaries and other Persons that are not Loan Parties or Restricted Subsidiaries to the extent that Investments are permitted under Sections 6.04(a)(i), 6.04(i) or 6.04(k);”

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(e)                                  Section 6.04 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of paragraph (o) thereof, (ii) amending and restating paragraph (p) thereof as follows and (iii) adding the following new paragraphs (q) and (r) to the end thereof:

“(p) Investments in joint ventures in an aggregate amount not to exceed U.S.$100.0 million; provided that both immediately before and after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to such Investment with the Financial Performance Covenants, each recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and its Restricted Subsidiaries;

(q)                                 Investments in the Ohio Joint Ventures constituting (i) the purchase of Equity Interests in the Ohio Joint Ventures owned on the First Amendment Effective Date by Summit Midstream Partners Holdings, LLC, including any options to acquire future Equity Interests, and (ii) the exercise of any options acquired pursuant to clause (i) hereof; provided, in each case, that both immediately before and after giving effect thereto: (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) the Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to such Investment with the Financial Performance Covenants, each recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and its Restricted Subsidiaries; and

(r)                                    Investments in the Ohio Joint Ventures constituting (i) purchases of additional Equity Interests in the Ohio Joint Ventures from holders of Equity Interests in the Ohio Joint Ventures (other than Summit Midstream Partners Holdings, LLC) and (ii) investments in response to capital calls in respect of the Ohio Joint Ventures that maintain the Borrower’s then existing ownership percentage therein; provided, in each case, that immediately before such Investment and after giving effect thereto, both (A) Liquidity is greater than U.S.$20.0 million, (B) the Borrower shall be in compliance, on a Pro Forma Basis, with the Financial Performance Covenants, each recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and its Restricted Subsidiaries and (C) no Default or Event of Default shall have occurred and be continuing or would result therefrom.”

2.             Amendments to Collateral Agreement.

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(a)           Section 3.01(a) of the Collateral Agreement is hereby amended and restated in its entirety as follows:

(a)(i) all Equity Interests owned by it and issued by the Borrower, a Subsidiary Loan Party or an Included Entity as of the Restatement Date or by an Ohio Joint Venture as of the First Amendment Effective Date; (ii) any other Equity Interests owned in the future by such Pledgor and issued by the Borrower, a Subsidiary Loan Party, an Included Entity or an Ohio Joint Venture; (iii) any certificates or other instruments representing all such Equity Interests, if any; (iv) all rights in, to and under each limited liability operating agreement, limited liability company agreement, bylaws and each other organizational document of each Pledged Interests Issuer; and (v) to the extent any Pledged Interest Issuer is a limited liability company or a limited partnership, as a member or partner, as applicable, of such Pledged Interest Issuer (collectively, each subpart of clause (a), the “Pledged Stock”); provided that Pledged Stock shall include the interests listed on Schedule I;

(b)           Section 3.03(e) of the Collateral Agreement is hereby amended and restated in its entirety as follows:

(e)           except for restrictions and limitations imposed by the Loan Documents, listed on Schedule 3.07(e) of the Credit Agreement or otherwise permitted to exist pursuant to the terms of the Credit Agreement, and to the extent applicable, laws of any applicable Foreign Jurisdiction with respect to Pledged Collateral pledged after the Restatement Date and securities laws generally, (i) the Pledged Collateral (other than Pledged Collateral consisting of Equity Interests in any Ohio Joint Venture) is and will continue to be freely transferable and assignable and (ii) none of the Pledged Collateral (other than Pledged Collateral consisting of Equity Interests in any Ohio Joint Venture) is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

3.             Conditions Precedent. This Amendment shall become effective as of the First Amendment Effective Date provided that the Administrative Agent shall have received from the Required Lenders and each other party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such party. The Administrative Agent shall notify the Borrower and the Lenders of the First Amendment Effective Date, and such notice shall be conclusive and binding.

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4.             Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent and each of the Lenders that:

(a)           all of the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) on and as of the First Amendment Effective Date except to the extent that such representations and warranties expressly relate solely to an earlier date in which case they shall have been true and correct in all material respects as of such earlier date, except that the representations and warranties contained in Section 3.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 5.04(a) and (b) of the Credit Agreement, respectively;

(b)           no Default or Event of Default has occurred and is continuing as of the First Amendment Effective Date under any Loan Document;

(c)           this Amendment is within such Loan Party’s organizational powers and has been duly authorized by all necessary organizational action on the part of such Loan Party;

(d)           this Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable laws affecting creditors’ rights generally and subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing; and

(e)           this Amendment will not violate any applicable law in any material respect, will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Loan Party or its property, or give rise to a right thereunder to require any payment to be made by any Loan Party, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect.

5.             Ratification. Except as expressly amended hereby, the Loan Documents shall remain in full force and effect. The Credit Agreement and the Collateral Agreement, each as hereby amended, and all rights and powers created thereby or thereunder and under the other Loan Documents are in all respects ratified and confirmed and remain in full force and effect.

6.             Definitions and References. Any term used in this Amendment that is defined in the Credit Agreement shall have the meaning therein ascribed to it. The terms “Agreement” and “Credit Agreement” as used in the Loan Documents or any other instrument, document or writing furnished to the Administrative Agent, the Collateral Agent or the Lenders by the

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Borrower and referring to the Credit Agreement shall mean the Credit Agreement as hereby amended. The terms “Agreement” and “Collateral Agreement” as used in the Loan Documents or any other instrument, document or writing furnished to the Administrative Agent, the Collateral Agent or the Lenders by the Borrower or any Guarantor and referring to the Collateral Agreement shall mean the Collateral Agreement as hereby amended.

7.             Miscellaneous. This Amendment (a) shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and the Lenders and their respective successors and assigns (provided, however, no party may assign its rights hereunder except in accordance with the Credit Agreement); (b) may be modified or amended only in accordance with the Credit Agreement; (c) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; and (d) TOGETHER WITH THE OTHER LOAN DOCUMENTS, EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS, CONSENTS AND UNDERSTANDINGS RELATING TO SUCH SUBJECT MATTER. Delivery of an executed counterpart of a signature page to this Amendment by telecopy or as an attachment to an email shall be effective as delivery of a manually executed counterpart of this Amendment.

8.             Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Administrative Agent or the Collateral Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

9.             Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature Pages Follow]

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The parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:

SUMMIT MIDSTREAM HOLDINGS, LLC

By:	/s/ Matthew S. Harrison
Name:	Matthew S. Harrison
Title: Executive Vice President

GUARANTORS:

SUMMIT MIDSTREAM PARTNERS, LP

By:	SUMMIT MIDSTREAM GP, LLC, its general partner

By:	/s/ Matthew S. Harrison
Name:	Matthew S. Harrison
Title: Executive Vice President

DFW MIDSTREAM SERVICES LLC
SUMMIT MIDSTREAM FINANCE CORP.
GRAND RIVER GATHERING, LLC
RED ROCK GATHERING COMPANY, LLC
BISON MIDSTREAM, LLC
POLAR MIDSTREAM, LLC
EPPING TRANSMISSION COMPANY, LLC

By:	/s/ Matthew S. Harrison
Name:	Matthew S. Harrison
Title: Executive Vice President

Signature Pages — SMLP First Amendment

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Alan W. Wray
Name:	Alan W. Wray
Title:	Managing Director

Signature Pages — SMLP First Amendment

LENDERS:

ROYAL BANK OF CANADA

By:	/s/ Jason S. York
	Name:	Jason S. York
	Title:	Authorized Signatory

Signature Pages — SMLP First Amendment

BANK OF AMERICA, N.A.

By:	/s/ Michael Clayborne
	Name:	Michael Clayborne
	Title:	Vice President

Signature Pages — SMLP First Amendment

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Dusan Lazarov
	Name:	Dusan Lazarov
	Title:	Director

By:	/s/ Michael Shannon
	Name:	Michael Shannon
	Title:	Vice President

Signature Pages — SMLP First Amendment

BMO HARRIS FINANCING, INC.

By:	/s/ Kevin Utsey
	Name:	Kevin Utsey
	Title:	Director

Signature Pages — SMLP First Amendment

ING CAPITAL LLC

By:	/s/ Hans Beekmans
	Name:	Hans Beekmans
	Title:	Director

By:	/s/ Subha Pasumarti
	Name:	Subha Pasumarti
	Title:	Managing Director

Signature Pages — SMLP First Amendment

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ David Kee
	Name:	David Kee
	Title:	Managing Director

Signature Pages — SMLP First Amendment

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Christopher Kuna
	Name:	Christopher Kuna
	Title:	Vice President

Signature Pages — SMLP First Amendment

COMPASS BANK

By:	/s/ Gabriela Albino
	Name:	Gabriela Albino
	Title:	Vice President

Signature Pages — SMLP First Amendment

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Jill McSorley
	Name:	Jill McSorley
	Title:	Senior Vice President

Signature Pages — SMLP First Amendment

REGIONS BANK

By:	/s/ David Valentine
	Name:	David Valentine
	Title:	Senior Vice President

Signature Pages — SMLP First Amendment

CITIBANK, N.A.

By:	/s/ Tom Benavides
	Name:	Tom Benavides
	Title:	Director

Signature Pages — SMLP First Amendment

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK

By:	/s/ Dixon Schultz
	Name:	Dixon Schultz
	Title:	Managing Director

By:	/s/ Michael Willis
	Name:	Michael Willis
	Title:	Managing Director

Signature Pages — SMLP First Amendment

BARCLAYS BANK PLC

By:	/s/ Luke Syme
	Name:	Luke Syme
	Title:	Assistant Vice President

Signature Pages — SMLP First Amendment

BRANCH BANKING & TRUST COMPANY

By:	/s/ Ryan Aman
	Name:	Ryan Aman
	Title:	Vice President

Signature Pages — SMLP First Amendment

MORGAN STANLEY BANK, N.A.

By:	/s/ Dmitriy Barskiy
	Name:	DMITRIY BARSKIY
	Title:	Authorized Signatory

Signature Pages — SMLP First Amendment

GOLDMAN SACHS BANK USA

By:	/s/ Michelle Latzoni
	Name:	Michelle Latzoni
	Title:	Authorized Signatory

Signature Pages — SMLP First Amendment

CADENCE BANK, N.A.

By:	/s/ David Anderson
	Name:	David Anderson
	Title:	Senior Vice President

Signature Pages — SMLP First Amendment

MIDFIRST BANK

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Title:

By:
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Signature Pages — SMLP First Amendment

PNC BANK, NATIONAL ASSOCIATION

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Name:
Title:

Signature Pages — SMLP First Amendment

COMERICA BANK

By:	/s/ John S. Lesikar
	Name:	John S. Lesikar
	Title:	Sr. Vice President

Signature Pages — SMLP First Amendment

TORONTO DOMINION (TEXAS) LLC

By:	/s/ Rayan Karim
	Name:	Rayan Karim
	Title:	Authorized Signatory

Signature Pages — SMLP First Amendment